Independent Auditors Consent




To The Shareholders and Board of Directors of
Concert Peachtree Growth Fund:

We consent to the incorporation by reference, in this Prospectus and
 Statement of
Additional Information, of our report dated February 11, 2000, on the statement of
assets and liabilities for the Concert Peachtree Growth Fund (the Fund) as of December 31, 1999 and the related statement of operations for the year then ended,
the statements of changes in net assets for each of the years in the two-year period
then ended and the financial highlights for each of the years in the four-year period
then ended and for the period from July 3, 1995 (inception date)
 to December 31,
1995.  These financial statements and financial highlights and our report thereon are
included in the Annual Report of the Fund as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus for Concert Peachtree Growth Fund and
 "Auditors" in the
Statement of Additional Information for the Smith Barney Investment Funds Inc.





KPMG LLP


New York, New York
March 10, 2000